SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for use of the Commission
☑	Definitive proxy statement		only (as permitted by Rule 14a-6(e)(2))
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

KNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 25, 2005

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Knology, Inc., which will be held at 1235 O.G. Skinner Drive, West Point, GA 31833, on May 24, 2005, at 10:00 a.m. EDT.

The principal business of the meeting will be to:

•	elect three Class III directors to serve until Knology’s 2008 annual meeting of stockholders; and

•	transact such other business as may properly come before the meeting.

During the meeting, we also will review the results of the past year.

The proxy statement provides detailed information about us and the proposal to be voted upon by our stockholders. Please give this information your careful attention.

Your vote is very important, regardless of the number of shares you own. To vote your shares, you may use the enclosed proxy card or attend the annual meeting in person.

Sincerely,

Rodger L. Johnson
Chief Executive Officer

NOTICE OF THE 2005
ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders of Knology, Inc. will be held at 1235 O.G. Skinner Drive, West Point, GA 31833, on May 24, 2005, at 10:00 a.m. EDT for the following purposes:

(1)	to elect three Class III directors to serve until Knology’s 2008 annual meeting of stockholders; and

(2)	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 28, 2005 are entitled to notice of and to vote at the annual meeting.

Whether or not you plan to attend the meeting, we urge you to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided.

By Order of the Board of Directors

Chad S. Wachter
Secretary

April 25, 2005

i

PROXY STATEMENT

ANNUAL MEETING — MAY 24, 2005

This proxy statement is being furnished to the stockholders of Knology, Inc. in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders on May 24, 2005, and at any reconvened meeting following any adjournment thereof. This proxy statement and the accompanying proxy card are first being mailed on or about April 25, 2005 to stockholders of record at the close of business on March 28, 2005.

Our principal executive offices are located at 1241 O.G. Skinner Drive, West Point, Georgia 31833, and our telephone number at that address is (706) 645-3000. Our website is located at www.knology.com (the contents of the website are not part of this proxy statement).

INFORMATION ABOUT THE ANNUAL MEETING

Information About this Proxy Statement

We have sent you these proxy materials because our board of directors is soliciting your proxy to vote your shares at the annual meeting. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting our transfer agent, Wachovia Bank, N.A., at 1525 West W.T. Harris Boulevard, 3C3, Charlotte, NC 28262, Attention: Topaze Miller, or by phone at (704) 590-7392. This proxy statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares.

Information About Voting

Our annual meeting will be held at 1235 O.G. Skinner Drive, West Point, GA 31833, on May 24, 2005, at 10:00 a.m. EDT. Stockholders can vote in person at the annual meeting or by proxy. To vote by proxy, please sign, date and mail the enclosed proxy card using the envelope provided.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy card and bring it to the annual meeting in order to vote.

If you vote by proxy, the individuals named on the card (your proxy holders) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director. If you sign and return the card without indicating your instructions, your shares will be voted FOR the election of three Class III directors.

You may revoke or change your proxy at any time before it is exercised by sending a written revocation to our Secretary, Chad S. Wachter, by providing a letter dated later than the date of your proxy or by voting in person at the meeting. Your latest vote, whether by proxy or in person, will be the one that is counted.

As of March 28, 2005, the record date for the annual meeting, there were 23,697,787 shares of common stock outstanding. The holders of common stock will have one vote for each share of common stock they held as of the record date.

Quorum Requirement

A quorum is necessary to hold a valid meeting. Under Delaware law and our bylaws, the holders of a majority of the shares entitled to vote at the annual meeting, who are present in person or represented by proxy, constitute a quorum, even if some holders abstain from voting on some or all matters introduced at the meeting. Like abstentions, broker non-votes will be counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

Votes Necessary for Action to be Taken

The three Class III nominees for election to the board of directors will be elected at the annual meeting by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. We do not permit cumulative voting in the election of directors.

Other Matters

The board of directors does not know of any other matter that will be presented at the annual meeting other than the election of three Class III directors. Under our bylaws, generally no business besides the proposals discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the annual meeting, your proxy holders will act on such matter in their discretion.

Solicitation of Proxies

Some of our directors and officers, who will receive no additional compensation, may solicit proxies in person, and by telephone, telegraph, telecopy, facsimile, or mail, from brokerage houses and other institutions, nominees, fiduciaries, and custodians, who will be required to forward the proxy materials to beneficial owners of our common stock. We will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials, but will not pay fees, commissions, or other compensation.

PROPOSAL 1
ELECTION OF CLASS III DIRECTORS

Our certificate of incorporation provides for a classified board of directors. The board of directors is divided into three classes. Each class has as equal a number of directors as possible. The directors in each class serve a three-year term and generally only one full class is elected at each annual meeting of stockholders.

You are being asked to elect three directors to serve in Class III for a term to expire at the annual meeting of stockholders to be held in 2008. Our nominating committee has nominated the following persons for reelection as Class III directors:

•	Mr. Campbell B. Lanier, III;

•	Mr. Rodger L. Johnson; and

•	Mr. Eugene I. Davis

For biographical information on all of the nominees, please see “Information About Our Executive Officers, Directors and Nominees.”

The board of directors has no reason to believe that any of the nominees for director will not be available for election. However, if a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the board of directors, or the board of directors may reduce the number of directors to be elected at the annual meeting. Each nominee has agreed to be named in this proxy statement and to serve if elected.

The board of directors recommends that you vote FOR all the Class III nominees.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS,
DIRECTORS AND NOMINEES

The following table sets forth information regarding our executive officers, directors and nominees for director. Our board of directors is divided among three classes, with members serving three-year terms expiring in the years indicated.

			Current
			Term
Name	Age	Position	Expires
Rodger L. Johnson	57	President, Chief Executive Officer and Director	2005
Robert K. Mills	41	Chief Financial Officer, Vice President of Finance and Administration and Treasurer
Felix L. Boccucci, Jr.	47	Vice President of Business Development
Allan H. Goodson	47	Vice President and Regional General Manager
M. Todd Holt	37	Vice President and Corporate Controller
Marcus R. Luke, PhD	49	Chief Technology Officer
Bret T. McCants	45	Vice President of Operations
Richard D. Perkins	46	Vice President of Information Technology
Michael B. Roddy	43	Vice President of Marketing
Andrew M. Sivell	44	Vice President of Network Operations
Chad S. Wachter	38	Vice President, General Counsel and Secretary
Campbell B. Lanier, III	54	Chairman of the Board	2005
Richard S. Bodman	66	Director	2006
Alan A. Burgess(1)	69	Director	2007
Donald W. Burton(2)	60	Director	2007
Eugene I. Davis(1)(3)	49	Director	2005
O. Gene Gabbard(1)(2)	64	Director	2006
William Laverack, Jr.	48	Director	2006
William H. Scott, III(2)(3)	57	Director	2007

(1)	Member of the audit committee.

(2)	Member of the compensation and stock option committee.

(3)	Member of the nominating committee.

Provided below are biographies of each of the officers, directors, and nominees for director listed in the table above.

Rodger L. Johnson has served as President and as a director since April 1999, and as our Chief Executive Officer since June 1999. Prior to joining us, Mr. Johnson had served as President and Chief Executive Officer, as well as a Director, of Communications Central, Inc., a publicly traded provider of pay telephone services, since November 1995. Prior to joining Communications Central, Mr. Johnson served as the President and Chief Executive Officer of JKC Holdings, Inc., a consulting company providing advice to the information processing industry. In that capacity, Mr. Johnson also served as the Chief Operating Officer of CareCentric, Inc., a publicly traded medical software manufacturer. Before founding JKC Holdings, Inc., Mr. Johnson served for approximately eight years as the President and Chief Operating Officer and as the President and Chief Executive Officer of Firstwave Technologies, Inc., a publicly traded sales and marketing software provider. Mr. Johnson spent his early career from June 1971 to November 1984 with AT&T where he worked in numerous departments, including sales, marketing, engineering, operations and human resources. In his final job at AT&T, he directed the development of consumer market sales strategies for the northeastern United States, a territory encompassing 10.5 million customers at the time. Mr. Johnson is a nominee for Class III director.

Robert K. Mills has served as Chief Financial Officer, Vice President of Finance and Administration, and Treasurer since November 1999. He worked for ITC Holding from September to November 1999 as Vice President of Corporate Development. From 1994 to September 1999, Mr. Mills served as Vice President-Treasurer and Strategic Planning of Powertel, Inc., which was a provider of wireless communications services. Mr. Mills is a CPA and from 1987 to 1994 practiced public accounting.

Felix L. Boccucci, Jr. has served as Vice President of Business Development since August 1997, and he served as the Chief Financial Officer, Treasurer and Secretary from November 1995 through August 1997. From October 1994 until December 1995, Mr. Boccucci served as Vice President Finance-Broadband of ITC Holding. Prior to such time, Mr. Boccucci worked for GTE Corporation, a telecommunications company, which merged with Contel Corporation in March 1991. From May 1993 to October 1994, he served as a Senior Financial Analyst for GTE. From 1991 to 1993, Mr. Boccucci served as Financial Director for GTE’s Central Area Telephone Operations. From 1987 to 1991, he was the Assistant Vice President Controller in charge of Contel’s Eastern Region Telephone Operations comprising 13 companies in 12 states.

Allan H. Goodson joined Knology in June of 2000 and serves as Vice President of Regional Operations, where he is responsible for the Huntsville, Knoxville, Charleston and Augusta divisions, as well as Call Center operations. Prior to joining Knology, Mr. Goodson was the Executive Vice President and Chief Operating Officer of On Command Corp., an international telecommunications company specializing in commercial hotel in-room television entertainment and Internet products. During his twenty years in the telecommunications industry, Mr. Goodson also held positions with STC Cable Corporation and TCI. He earned a BS in Finance from Auburn University and a MBA from Nova University.

M. Todd Holt joined Knology in 1998 and serves as Vice President and Corporate Controller. Mr. Holt is a member of the American Institute of Certified Public Accountants and previously practiced public accounting as an audit manager with Ernst & Young.

Marcus R. Luke, Ph.D. has served as Chief Technology Officer since August 1997. Prior to this he served as our Vice President of Network Construction from November 1995 until August 1997, and Director of Engineering of Cybernet Holding, L.L.C. from May 1995 until November 1995. Prior to joining us, Dr. Luke served as Southeast Division Construction Manager for Telecommunications, Inc., or TCI, from July 1993 to May 1995. From July 1987 to June 1993, he served as Area Technical Manager for TCI’s southeast area. Dr. Luke worked for Storer Communications Inc. from 1985 to 1987 as Vice President of Engineering. Prior to 1985, he spent 12 years in various engineering and management positions with Storer Communications Inc.

Bret T. McCants is our Vice President of Operations of Knology, Inc. Mr. McCants served as Director of Operations and Energy Management for CSW Communications prior to joining the company. Mr. McCants has extensive experience in two-way customer controlled load management equipment and their facilitating networks. Mr. McCants has over twelve years of experience in operations, sales and marketing and engineering with the electric utility industry.

Richard D. Perkins has served as Vice President of Information Technology since January 2003. From December 2001 to January 2003, Mr. Perkins served as an independent consultant for our billing department focusing on the development and deployment of our enterprise management system. From March 2001 to November 2001, Mr. Perkins served as Director of Business Development for Clarus Corporation, a leading provider of Web-based B2B solutions. From November 1991 to March 2001, Mr. Perkins served in management with Perot Systems concentrating in the area of systems design and deployment, specializing in the manufacturing and telecommunications industries. Mr. Perkins’ career began with seven years of systems design and development in the retail industry.

Michael B. Roddy has served as Vice President of Marketing since 2004. Mr. Roddy has over 20 years of telecommunications and cable TV experience. Prior to joining Knology, Mr. Roddy was Senior Vice President Corporate Development for GLA New Ventures and worked extensively on the Verizon Media Ventures acquisition with Knology. Mr. Roddy is past President, Chief Operations Officer, and co-founder of Everest Connections, a competitive broadband provider in Kansas City. He is also past President of USLink, a Minnesota-based CLEC. He held a variety of leadership positions with TDS TELECOM in the areas of business development, regulatory affairs, and intercompany settlements. Prior experience also includes positions with Contel Corporation and Fidelity Investments.

Andrew M. Sivell has served as Vice President of Network Operations since June 2003. From May 1998 to June 2003, Mr. Sivell served as our Director of Network Operations. Mr. Sivell has extensive experience, having held technical management positions with Interstate Fibernet, Intercel, MCI, Telecom USA and Southern Net. Mr. Sivell has 23 years of experience in the communications industry.

Chad S. Wachter has served as Vice President since October 1999 and as General Counsel and Secretary since August 1998. From April 1997 to August 1998, Mr. Wachter served as Assistant General Counsel of Powertel, Inc., which was a provider of wireless communications services. From May 1990 until April 1997, Mr. Wachter was an associate and then a partner with Capell, Howard, Knabe & Cobbs, P.A. in Montgomery, Alabama.

Campbell B. Lanier, III has been one of our directors since November 1995 and has served as our Chairman of the Board since September 1998. Since July 2003, Mr. Lanier has served as Chairman and Chief Executive Officer of Magnolia Holding Company, LLC; ITC Holding Company, LLC; and ITC Financial Services, LLC. Magnolia Holding Company, LLC and ITC Holding Company, LLC operate a promotional goods business, a transaction processing business and a consulting business. ITC Financial Services, LLC is a provider of stored value card services. Mr. Lanier served as Chairman of the Board and Chief Executive Officer of ITC Holding until May 2003 and served as a director of the company from its inception in May 1989 until its sale to West Corporation on May 9, 2003. In addition, Mr. Lanier was also an officer and director of several former subsidiaries of ITC Holding. In conjunction with the transaction with the West Corporation, the ITC Holding Company name was transferred to an entity owned by Mr. Lanier. Mr. Lanier also is Vice-Chairman of the Board and a director of ITC^DeltaCom, Inc., which provides wholesale and retail telecommunications services. Mr. Lanier has served as a Managing Director of South Atlantic Private Equity Fund, IV, Limited Partnership since July 1997. Mr. Lanier is a nominee for Class III director.

Richard S. Bodman has been one of our directors since June 1996. Mr. Bodman has served since May 1996 as the Managing General Partner of VMS, Inc, managers of AT&T Ventures. From August 1990 to May 1996, Mr. Bodman served as Senior Vice President of Corporate Strategy and Development for AT&T. Mr. Bodman also is currently a director of Internet Security Systems, Inc. and SPACEHAB, Inc.

Alan A. Burgess has been one of our directors since January 1999. From 1967 until his retirement in 1997, Mr. Burgess was a partner with Accenture (formerly Andersen Consulting). Over his 30-year career he held a number of positions with Accenture, including Managing Partner of Regulated Industries from 1974 to 1989. In 1989, he assumed the role of Managing Partner of the Communications Industry Group. In addition, he served on Accenture’s Global Management council and was a member of the Partner Income Committee.

Donald W. Burton has been one of our directors since January 1996. Since December 1983, he has served as Managing General Partner of South Atlantic Venture Funds. Mr. Burton also has been the General Partner of the Burton partnerships since October 1979. Since January 1981, he has served as President and Chairman of South Atlantic Capital Corporation. Mr. Burton also served on the board of directors of ITC Holding. He is a Director of Cluster A of the Merrill Lynch Investment Managers and several private companies. Mr. Burton also serves as a member of the Investment Advisory Council of the Florida State Board of Administration.

Eugene I. Davis has been one of our directors since November 2002. Mr. Davis is Chairman and Chief Executive Officer of Pirinate Consulting Group, L.L.C., a privately held consulting firm, and of RBX Industries, Inc., a manufacturer and distributor of rubber and plastic products. From May 1999 to June 2001, he served as Chief Executive Officer of SmarTalk Teleservices Corp., an independent provider of prepaid calling cards. Mr. Davis was Chief Operating Officer of Total-Tel Communications, Inc., a long-distance telecommunications provider from October 1998 to March 1999. Mr. Davis currently serves as the chairman of the board of Atlas Air Worldwide Holdings, Inc. and as a director of Exide Technologies, Inc., for which he is chairman of the compensation committee, Telcove, Inc., for which he serves as a chairman of the claims and settlement committee, Metals USA, Inc. and Tipperary Corporation. Mr. Davis was elected to our board of directors pursuant to our stockholders agreement, which permitted certain holders of the Series D preferred stock to designate a nominee to serve as director for a three-year term. Mr. Davis is a nominee for Class III director.

O. Gene Gabbard has been one of our directors since September 2003. Mr. Gabbard has worked independently as an entrepreneur and consultant since February 1993. From August 1990 to January 1993, Mr. Gabbard served as Executive Vice President and Chief Financial Officer of MCI Communications Corporation. Mr. Gabbard also served from June 1998 to June 2002 on the board of ClearSource, Inc. (now Grande Communications Inc.), a provider of broadband communications services. In December, 2004, Mr. Gabbard was appointed to the Board of Directors of COLT Telecom Group PLC. He also is currently on the board of PRE Holding. Mr. Gabbard has served as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership since March 1997. Mr. Gabbard previously served on the board of directors of ITC Holding and two of its affiliated publicly traded companies, ITC^DeltaCom, from July 1997 to February 2002, and Powertel, Inc., from 1993 to May 2001.

William Laverack, Jr. has been one of our directors since August 2000. Mr. Laverack is a Managing Partner of Whitney & Co., LLC, which he joined in 1993. Mr. Laverack is a director of NEUROMetriv, Inc., Grande Communications, Inc. and is also a director of several privately held companies. Mr. Laverack was elected to our board pursuant to our stockholders agreement that provides, among other things, that so long as Whitney and its affiliates own at least 5% of our outstanding common stock on a fully diluted basis, we and other parties to our stockholders agreement will take all action within our power to cause a person designated by Whitney to be elected to our board of directors.

William H. Scott, III has been one of our directors since November 1995. Since July 2003, Mr. Scott has served as President of Magnolia Holding Company, LLC; ITC Holding Company, LLC; and director of PRE Holdings, Inc. He served as President of ITC Holding from December 1991 and was a director of that company until its sale in May 2003. In addition, Mr. Scott is a director of several privately held companies.

MEETINGS AND COMMITTEES OF THE BOARD

The board of directors is responsible for oversight of our operations. Messrs. Lanier, Bodman, Burgess, Burton, Gabbard, Davis, Laverack, and Scott, who constitute a majority of our directors, are independent as defined in the rules of the Nasdaq National Market. The board of directors has delegated certain of its authority to several board committees to assist in its supervision of our overall affairs. The board of directors met 8 times in 2004. In addition to meetings of the full board, directors also attended meetings of board committees. All of the directors attended at least 75% of all the meetings of the board of directors and the committees on which they served during fiscal year 2004.

Following the annual meeting, the board of directors will continue to consist of 9 directors. The board of directors currently has the following standing committees which meet on a regularly scheduled basis: audit committee, compensation and stock option committee, and nominating committee. The audit committee held 7 meetings during 2004, the compensation and stock option committee held 2 meetings during 2004, and the nominating committee held 1 meeting during 2004. It is our policy to encourage the members of the board of directors to attend the annual meeting of stockholders. Three members of the board attended the 2004 Annual Meeting of Stockholders. Communications to the board of directors, or to individual directors, may be sent to Knology, Inc., 1241 O.G. Skinner Drive, West Point, GA 31833, Attention: Chad S. Wachter, Vice President and General Counsel, to be forwarded as indicated.

Audit Committee

General. This committee makes recommendations to the board of directors with respect to the selection of independent accountants; the review and scope of audit arrangements; the independent accountants’ suggestions for strengthening internal controls; matters of concern to the committee, the independent accountants, or management relating to our financial statements or other results of the annual audit; the review of internal controls with our financial and accounting staff; the review of the activities and recommendations of our accounting staff; and the review of financial statements and other financial information which we publish.

Audit Committee Report. The audit committee consists of Messrs. Burgess, Davis and Gabbard, each of whom are independent under the rules of the Nasdaq National Market and the Securities and Exchange Commission, which means that, among other things, these directors are not our officers or employees and are free from any relationship that would interfere with their exercise of independent judgment as members of this committee. The board of directors has determined that one member of the audit committee, Mr. Gabbard, is an audit committee financial expert as defined under the rules of the Securities and Exchange Commission and otherwise financially sophisticated under the rules of the Nasdaq National Market. We operate under a written charter approved by the board of directors which may be viewed online on our website at www.knology.com.

We review the company’s financial reporting process on behalf of the board of directors. In fulfilling our responsibilities, we reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2004 with management and the independent accountants. Management is responsible for the financial statements and the financial reporting process, including internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

We discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, we received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with the independent accountants the accountants’ independence from us and our management.

Based on the reviews and discussions referred to above, we recommended to the board of directors, and the board of directors approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee

Alan A. Burgess
Eugene I. Davis
O. Gene Gabbard, Chairman

Compensation and Stock Option Committee

General. Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining our compensation policies applicable to our executive officers (including the named executive officers), including the specific relationship of corporate performance to executive compensation, with respect to compensation reportable for the past fiscal year. The report of the compensation and stock option committee is set forth below.

Compensation and Stock Option Committee Report. The compensation and stock option committee is responsible for determining and making recommendations to the board of directors concerning executive compensation, including base salaries, bonuses (and the basis for bonus awards), stock options and other benefits.

The three principal components of our executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of our board of directors and the compensation and stock option committee, which objectives include (1) attracting, retaining and motivating qualified management, (2) recognizing individual initiative and achievement, (3) rewarding management for short and long term accomplishments and (4) aligning management compensation with the achievement of our goals and performance.

It is our view that senior executives’ interests should complement those of the stockholders. Accordingly, consistent with prior practice, it is anticipated that a substantial portion of senior executive compensation above a base salary will be provided through bonuses tied to certain indicators of performance and through the grant of stock options, thus creating incentives for executives to achieve long-term objectives and increase stockholder value. Base salaries for our executive officers are determined by evaluating the responsibilities of the position in question and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for similar positions at comparable companies. Annual bonuses and stock option awards are determined by evaluating the competitive marketplace, our performance, the performance of the executive and the responsibilities assumed by the executive, as more fully described below.

We annually review our executive officer compensation arrangements and consult with the Chief Executive Officer to evaluate our compensation programs, and we believe that our current arrangements and programs are consistent with our compensation philosophy described above. Additionally, we have made certain recommendations for the current year regarding evaluation criteria to be used in connection with determining the incentive compensation to be awarded to our executive officers.

Executive Officer Compensation. Our determination of 2004 executive officer compensation was made after a review and consideration of a number of factors, including each executive’s level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of our goals and performance, compensation levels at comparable companies and historical compensation levels, and following consultation with and recommendations from our Chief Executive Officer.

Chief Executive Officer Compensation. The principal factors considered by the compensation and stock option committee and the board of directors in determining the 2004 salary and bonus for our Chief Executive Officer include the factors described in the preceding paragraph, and it was our view that Mr. Johnson’s 2004 compensation was reasonable. Based on such analysis, Mr. Johnson’s base salary was increased from $303,612 for 2003 to $342,339 for 2004, and his 2004 bonus was awarded based upon his achievement of performance objectives during 2004 that we established early in the year, including growth in customer connections, revenue and EBITDA, as adjusted.

Report on Repricing of Options

Effective as of May 7, 2004, the Company’s board of directors cancelled 738,777 options outstanding under the 2002 Long-Term Incentive Plan which had an exercise price of $18.70 per share, and replaced such options with new options having an exercise price equal to $6.87, the fair market value of the Company’s common stock on May 7, 2004 (the “2004 Repricing”).

All of the stock options repriced on May 7, 2004, were issued in December 2002, following the completion of the Company’s financial restructuring. Effective as of December 31, 2002, the board cancelled all underwater stock options then outstanding under the Company’s prior stock option plans and arrangements, and issued an equal number of replacement options under the 2002 Long-Term Incentive Plan (the “2002 Repricing”). These replacement options were granted at an exercise price of $18.70 (after giving effect to the one-for-ten reverse stock split effective in November 2003), which the board believed was the then-current fair market value of the Company’s common stock.

In attempting to determine the fair market value of the common stock for the purpose of pricing the replacement stock options in the 2002 Repricing, the board referred to the per share liquidation preference of the Company’s Series D preferred stock issued to the former noteholders of the Company’s subsidiary, Knology Broadband, Inc., in the Company’s financial restructuring, which was $18.70 (on a reverse-split-adjusted basis). In retrospect, it appears that the Series D preferred stock per share liquidation preference, which was a negotiated amount designed to effect the financial restructuring, was not an accurate measure of the true market value of the common stock at that time. The 2004 Repricing was intended to bring the option prices to current fair market value based on the public trading price, which is a more reliable measure of fair market value than was available to the board of directors in December 2002.

The 2004 Repricing was effected through the cancellation of outstanding options followed by the subsequent grant of new options. The replacement options have terms (including vesting schedules) identical to the cancelled options, except that the exercise price for the replacement options is less than the exercise price of the cancelled options. The replacement options were vested as of the date of the exchange to the same extent that the corresponding cancelled options were vested as of such date, and any unvested portion of the replacement options continue to vest quarterly, based on the holder’s continued service to the Company, over the remaining period during which the corresponding cancelled options would have vested. The replacement options have an exercise price per share equal to the fair market value of the Company’s common stock on which the replacement options were granted, based on the closing price of the Company’s common stock on the date of grant. The ratio of cancelled options to replacement options was one-to-one.

The following tables set forth information regarding the 2004 Repricing and the 2002 Repricing with respect to options held by executive officers.

10-Year Option Re-Pricings (2004 Repricing)(1)

		Number of	Market
		Securities	Price of	Exercise
		Under-	Stock at	Price at
		lying	Time of	Time of	New	Expiration
		Options	Re-	Re-	Exercise	Date of
Name	Date	Repriced	pricing	pricing	Price	Option

Rodger L. Johnson	5/07/04	276,984	$6.87	$18.70	$6.87	(1)
Chief Executive Officer

Robert K. Mills	5/07/04	55,294	6.87	18.70	6.87	(1)
Chief Financial Officer

Brett T. McCants	5/07/04	39,439	6.87	18.70	6.87	(1)
VP, Network Services

Marcus R. Luke, PhD	5/07/04	23,298	6.87	18.70	6.87	(1)
Chief Technology Officer

Chad S. Wachter	5/07/04	26,900	6.87	18.70	6.87	(1)
VP and Gen. Counsel

Felix L. Boccucci	5/07/04	22,360	6.87	18.70	6.87	(1)
VP, Business Development

Anthony J. Palermo, Jr.	5/07/04	58,022	6.87	18.70	6.87	(1)
VP, Operations and Marketing

(1)	For information regarding the expiration dates of the options repriced, see the table below regarding the 2002 repricing. Expiration dates range from April 2006 though April 2013.

10-Year Option Re-Pricings (2002 Repricing)

		Number of	Market
		Securities	Price of	Exercise
		Under-	Stock at	Price at
		lying	Time of	Time of	New	Expiration
		Options	Re-	Re-	Exercise	Date of
Name	Date	Repriced	pricing	pricing	Price	Option

Rodger L. Johnson	12/31/02	102,000	$18.70	$28.30	$18.70	2/3/09
Chief Executive Officer	12/31/02	98,000	18.70	28.30	18.70	8/4/2009
	12/31/02	1,942	18.70	47.50	18.70	5/5/2010
	12/31/02	1,295	18.70	47.50	18.70	8/2/2010
	12/31/02	32,924	18.70	30.00	18.70	5/16/2011
	12/31/02	6,833	18.70	30.00	18.70	5/18/2011
	12/31/02	8,080	18.70	30.00	18.70	4/24/2012

Robert K. Mills	12/31/02	20,001	18.70	28.30	18.70	8/4/2009
Chief Financial Officer	12/31/02	20,000	18.70	47.50	18.70	2/2/2010
	12/31/02	182	18.70	47.50	18.70	5/5/2010
	12/31/02	6,509	18.70	30.00	18.70	5/16/2011

		Number of	Market
		Securities	Price of	Exercise
		Under-	Stock at	Price at
		lying	Time of	Time of	New	Expiration
		Options	Re-	Re-	Exercise	Date of
Name	Date	Repriced	pricing	pricing	Price	Option
	12/31/02	1,204	18.70	30.00	18.70	5/18/2011
	12/31/02	2,042	18.70	30.00	18.70	4/24/2012

Brett T. McCants	12/31/02	4,200	18.70	20.00	18.70	5/8/2007
VP, Network Services	12/31/02	12,000	18.70	25.00	18.70	2/4/2008
	12/31/02	1,483	18.70	28.30	18.70	2/3/2009
	12/31/02	7,999	18.70	28.30	18.70	8/4/2009
	12/31/02	885	18.70	47.50	18.70	5/10/2010
	12/31/02	4,304	18.70	30.00	18.70	5/16/2011
	12/31/02	1,141	18.70	30.00	18.70	5/18/2011
	12/31/02	2,324	18.70	30.00	18.70	4/24/2012

Marcus R. Luke, PhD	12/31/02	2,562	18.70	20.00	18.70	4/1/2008
Chief Technology Officer	12/31/02	9,000	18.70	25.00	18.70	2/4/2008
	12/31/02	1,412	18.70	28.30	18.70	2/3/2009
	12/31/02	1,400	18.70	28.30	18.70	8/4/2009
	12/31/02	810	18.70	47.50	18.70	5/5/2010
	12/31/02	2,396	18.70	30.00	18.70	5/16/2011
	12/31/02	1,033	18.70	30.00	18.70	5/18/2011
	12/31/02	1,721	18.70	30.00	18.70	4/24/2012

Chad S. Wachter	12/31/02	12,000	18.70	25.00	18.70	8/5/2008
VP and Gen. Counsel	12/31/02	1,345	18.70	28.30	18.70	2/3/2009
	12/31/02	4,000	18.70	28.30	18.70	8/4/2009
	12/31/02	570	18.70	47.50	18.70	5/5/2010
	12/31/02	2,903	18.70	30.00	18.70	5/16/2011
	12/31/02	987	18.70	30.00	18.70	5/18/2011
	12/31/02	1,647	18.70	30.00	18.70	4/24/2012

Felix L. Boccucci	12/31/02	6,607	18.70	20.00	18.70	4/1/2006
VP, Business Development	12/31/02	3,000	18.70	25.00	18.70	2/4/2008
	12/31/02	1,412	18.70	28.30	18.70	2/3/2009
	12/31/02	2,000	18.70	28.30	18.70	8/4/2009
	12/31/02	848	18.70	47.50	18.70	5/5/2010
	12/31/02	2,246	18.70	30.00	18.70	5/16/2011
	12/31/02	1,074	18.70	30.00	18.70	5/18/2011
	12/31/02	1,782	18.70	30.00	18.70	4/24/2012

Anthony J. Palermo, Jr	12/31/02	40,001	18.70	28.30	18.70	8/4/2009
VP, Operations and Marketing	12/31/02	632	18.70	47.50	18.70	5/5/2010
	12/31/02	6,583	18.70	30.00	18.70	5/16/2011
	12/31/02	1,414	18.70	30.00	18.70	5/18/2011
	12/31/02	2,775	18.70	30.00	18.70	4/24/2012

Thomas P. Barrett	12/31/02	40,000	18.70	28.30	18.70	8/4/2009
VP, Human Resources	12/31/02	316	18.70	47.50	18.70	5/5/2010
	12/31/02	6,531	18.70	30.00	18.70	5/16/2011
	12/31/02	1,401	18.70	30.00	18.70	5/18/2011
	12/31/02	2,487	18.70	30.00	18.70	4/24/2012

(1)	All share and price amounts have been adjusted to give effect to a one-for-ten reverse stock split effective in November 2003.

Compensation and Stock Option Committee

Donald W. Burton
O. Gene Gabbard
William H. Scott, III, Chairman

Nominating Committee

General. Our nominating committee is responsible for, among other things, reviewing our board structure, composition, and practices, and making recommendations on these matters to the board, as well as reviewing, soliciting and making recommendations to the board and stockholders with respect to candidates for election to the board. The members of our nominating committee are Messrs. Davis and Scott. Messrs. Davis and Scott are independent under the rules of the Nasdaq National Market. The nominating committee operates under a written charter adopted by the board of directors which may be viewed online on our website at www.knology.com.

Nomination Process. The nominating committee identifies and presents to the board of directors qualified nominees for nomination to the board and for service on committees of the board. Under its charter, the nominating committee is permitted to engage third-party advisers to aid in identifying board members. The nominating committee is responsible for periodically reviewing the appropriate skills, perspectives, experiences and characteristics required of board members or nominees in the context of the perceived needs of the board at the time. At a minimum, the nominating committee will consider (1) whether a board member or nominee is independent, (2) the number of other boards and committees on which the member/nominee serves, and (3) whether the individual provides the appropriate experience and expertise in light of the other members currently serving on the board and those whose terms are about to expire, and any other factors relating to the ability and willingness of a director/nominee to serve.

Nominations by Stockholders. Our policy requires that the nominating committee evaluate nominees recommended by stockholders as required by the guidelines described above and pursuant to its charter. The nominating committee’s policy is to consider suggestions for board membership submitted by stockholders in accordance with the following procedures. Stockholders may nominate director nominees for consideration by delivering notice to our Secretary at our principal executive offices in accordance with the provisions of our bylaws and the provisions set forth herein under the heading “Other Information – Stockholder Proposals for the 2005 Annual Meeting.” All of the nominees for directors being voted upon at the 2005 annual meeting are directors standing for re-election.

DIRECTOR COMPENSATION

Our directors historically have not received directors’ fees. Mr. Davis, who was appointed to the board of directors pursuant to our stockholders agreement, as amended, receives a fee of $1,000 for attending each board and committee meeting. In addition, Mr. Davis receives an annual retainer fee of $25,000. All directors are reimbursed for their reasonable out-of-pocket travel expenditures. Our directors, other than Mr. Davis, also have received grants of stock options, pursuant to the 2002 Long-Term Incentive Plan, upon their election to the board of directors. The number of options, if any, to be granted to directors is within the discretion of the board of directors or the compensation and stock option committee.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation paid or accrued by us for services rendered in all capacities for our chief executive officer and our next four most highly compensated executive officers as of December 31, 2004 (collectively, the named executive officers) for 2004, 2003 and 2002.

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Awards
				Other Annual	Securities	All Other
				Compen-	Underlying	Compen-
Name and Principal Position	Year	Salary	Bonus	sation (1)	Options (2)	sation (3)
Rodger L. Johnson,	2004	$342,339	$102,956	$4,800	387,554	$10,947
President & Chief Executive	2003	303,612	162,116	4,800	215,852	9,838
Officer	2002	251,435	131,360	—	271,708	15,587

Robert K. Mills,	2004	$162,470	$27,675	—	81,786	$6,326
CFO, Vice President of Finance	2003	151,495	69,542	—	43,859	6,486
and Admin. & Treasurer	2002	145,115	51,360	—	54,476	5,935

Bret T. McCants,	2004	$186,256	$31,836	$4,800	56,206	$7,472
Vice President of Network	2003	175,802	46,471	4,800	26,886	5,881
Services	2002	171,847	60,821	—	38,376	10,279

Jimmie A. Moffitt(4),	2004	$206,731	$25,800	—	—	$10,069
President, Knology New Media	2003	—	—	—	—	—
	2002	—	—	—	—	—

Michael B. Roddy(4)	2004	$182,370	$21,000	—	—	$102,756
Vice President of Marketing	2003	—	—	—	—	—
	2002	—	—	—	—	—

(1)	Amounts shown in this column represent annual car allowance.

(2)	All options are exercisable for shares of our common stock.

(3)	For fiscal year 2004, includes premiums on term life insurance ($2,947, $621, $972, $2,422 and $0 for Johnson, Mills, McCants, Moffitt and Roddy, respectively), employer matching contributions to our 401(k) plan ($8,000, $5,704, $6,500, $7,647 and $6,500 for Johnson, Mills, McCants, Moffitt and Roddy, respectively), and $96,253 in relocation expenses paid for Mr. Roddy.

(4)	Messrs. Moffitt and Roddy joined Knology in January 2004 in connection with the Verizon Media acquisition. Mr. Moffitt resigned from the company in February 2005.

Option Grants in Last Fiscal Year

The following table contains information about option awards made to the named executive officers during 2004.

	Individual Grants
	Number of	Percent of			Potential Realizable Value
	Securities	Total Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term(2)
Name	Granted (1)	Fiscal 2004	($/Sh)	Date	5%	10%
Rodger L. Johnson	75,000	5%	$10.09	2/06/14	$475,916	$1,206,064
	35,570	3	6.00	6/03/14	134,219	340,136
	276,984	20	6.87	Various	1,196,712	3,032,701

Robert K. Mills	25,000	2	10.09	2/06/14	158,638	402,020
	1,492	0.1	6.00	6/03/14	5,630	14,267
	55,294	4	6.87	Various	238,898	605,414

Bret T. McCants	15,000	1	10.09	2/06/14	95,183	241,213
	1,767	0.1	6.00	6/03/14	6,668	16,897
	39,439	3	6.87	Various	170,398	431,819

Jimmie A. Moffitt	—	—	—	—	—	—

Michael B. Roddy	—	—	—	—	—	—

(1)	Options generally vest over four years unless such person’s employment is terminated, in which case options that have not vested at that time will terminate.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options at the end of the option term based on assumed 5% and 10% rates of annual stock price appreciation. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation in the market price of our common stock.

Fiscal Year-End Option Values

None of the named executive officers exercised any stock options during 2004. The table below shows the number of shares of our common stock covered by both exercisable and unexercisable stock options held by our named executive officers as of December 31, 2004. There were no in-the-money options held by the named executive officers as of December 31, 2004.

	Number of Securities
	Underlying Unexercised
	Options at
	December 31, 2004
Name	Exercisable	Unexercisable
Rodger L. Johnson	452,645	137,409
Robert K. Mills	92,514	30,272
Bret T. McCants	59,048	20,658
Jimmie A. Moffitt	—	—
Michael B. Roddy	—	—

Equity Compensation Plan Information

The following table gives information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004.

				(c)
				Number of Securities
			(b)	Remaining Available
	(a)		Weighted-	for Future Issuance
	Number of Securities		Average Exercise	Under Equity
	to be Issued Upon		Price of Outstanding	Compensation Plans
	Exercise of		Options,	(Excluding Securities
	Outstanding Options,		Warrants and	Reflected in
Plan Category	Warrants and Rights		Rights	Column (a))
Equity Compensation Plans Approved by Stockholders	1,784,855	(1)	$7.96	1,215,145	(3)
	241,430	(2)	$16.22	0

Equity Compensation Plans Not Approved by Stockholders	0		0	0

Total	2,026,285		$8.94	1,215,145

(1)	Options to purchase common stock pursuant to the Knology, Inc. Amended and Restated 2002 Long-Term Incentive Plan.

(2)	Options to purchase common stock pursuant to the Knology, Inc Spin-Off Plan.

(3)	Shares reserved for issuance under the Amended and Restated 2002 Long-Term Incentive Plan are available for issuance pursuant to the exercise of options or other rights to acquire common stock, or may be granted as awards of restricted stock, performance shares or unrestricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and 10% beneficial owners file reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a director, executive officer or 10% beneficial owner and any changes thereafter in their ownership of our equity securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934, as amended. To our knowledge, based solely on a review of the copies of such reports furnished to us during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to directors, executive officers and 10% beneficial owners were complied with by such persons, except that William Laverack, Jr., Jim Moffitt and Andrew M. Sivell each reported late one transaction on a Form 4 or Form 5.

COMPARISON OF CUMULATIVE TOTAL RETURN

The following graph and table set forth our cumulative total stockholder return as compared to the NASDAQ Composite Index and the NASDAQ Telecommunications Index since the close of business on December 18, 2003, the effective date of the registration of our common stock under the Securities Exchange Act of 1934, as amended.

          COMPARISON OF CUMULATIVE TOTAL RETURN*
               AMONG KNOLOGY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

* Assumes $100 invested on 12/18/03 in stock or on 11/30/03 in index- including reinvestment of dividends.

	December 18,	December 31,
	2003	2004
Knology, Inc.	$100.00	$41.68
NASDAQ Composite	100.00	109.54
NASDAQ Telecommunications	100.00	115.01

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock and non-voting common stock as of March 31, 2005 for the following persons:

•	each person known by us to beneficially own more than 5% of our outstanding common stock or non-voting common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the named individuals is c/o Knology, Inc., 1241 O.G. Skinner Drive, West Point, Georgia, 31833.

		Percentage of
	Shares	shares
	beneficially	beneficially
Name of Beneficial owner	owned(1)	owned(2)
COMMON STOCK
Silver Point Capital(3)	4,735,393	20.0%
J. H. Whitney IV, L.P.(4)	1,585,122	6.7
The Blackstone Group(5)	1,205,509	5.1
Rodger L. Johnson(6)	479,288	2.0
Robert K. Mills(7)	100,626	*
Bret T. McCants(8)	65,893	*
Michael B. Roddy(9)	70,000	*
Jimmie A. Moffitt(10)	65,000	*
Campbell B. Lanier, III(11)	1,431,362	6.0
Richard S. Bodman(12)	474,109	2.0
Alan A. Burgess(13)	5,286	*
Donald W. Burton(14)	1,212,075	5.1
Eugene I. Davis(15)	7,700	*
O. Gene Gabbard(16)	64,950	*
William H. Laverack, Jr.(4)	1,666,035	7.0
William H. Scott, III(17)	149,431	*
All executive officers and directors as a group (21 persons)	5,992,616	25.3

*	Less than 1%

(1)	A person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from March 31, 2005. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated.

(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days from March 31, 2005 were deemed to be outstanding in determining the percentage owned by such person, but were not deemed outstanding in determining the percentage owned by any other person.

(3)	The address of Silver Point Capital L.P. is 600 Steamboat Road, Greenwich, Connecticut 06830.

(4)	The address of J. H. Whitney IV, L.P. is 177 Broad Street, Stamford, Connecticut 06901. The general partner of J. H. Whitney IV, L.P. is J. H. Whitney Equity Partners IV, LLC, of which William Laverack, Jr. is a managing member. J.H. Whitney IV, L.P. is the beneficial owner of 1,585,122 shares of common stock of the company and Mr. Laverack is the beneficial owner of 80,913 shares of common stock of the company.

(5)	The address of Blackstone Management Associates III, L.L.C. is 345 Park Avenue, 31st Floor, New York, New York 10154. Includes 959,943 shares held by Blackstone CCC Capital Partners L.P., 173,235 shares held by Blackstone CCC Offshore Capital Partners L.P. and 72,331 shares held by Blackstone Family Investment Partnership III L.P., for each of which Blackstone Management Associates III L.L.C. is the general partner and of which Bret Pearlman, one of our former directors, is a member.

(6)	Includes 477,801 shares issuable under options.

(7)	Includes 99,743 shares issuable under options.

(8)	Includes 63,990 shares issuable under options.

(9)	Includes 65,000 warrants to purchase common stock.

(10)	Includes 50,000 warrants to purchase common stock.

(11)	Includes 12,648 shares held by the Jane Lowery Zachry Hyatt Lanier Trust, of which Mr. Lanier is trustee; 14,148 shares held by The Campbell B. Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Lanier is trustee; 5,886 shares held by the Lanier Family Foundation, of which Mr. Lanier is co-trustee; and 41 shares held by Mr. Lanier’s wife. Also includes 18,483 shares issuable under options.

(12)	The address of Mr. Bodman and each of the AT&T venture funds is 2 Wisconsin Circle, #610, Chevy Chase, Maryland 20815. Includes 331,638 shares held by AT&T Venture Fund II, L.P., of which Venture Management III, L.L.C. is the general partner, of which Mr. Bodman is a manager; 20,787 shares held by Special Partners Fund, L.P., of which Venture Management III, L.L.C. is the general partner, of which Mr. Bodman is a manager; and 115,922 shares held by Special Partners Fund International, L.P., of which the investment general partner is Venture Management III, L.L.C., of which Mr. Bodman is a manager. Each of the respective AT&T venture funds has sole voting and investment power with respect to the shares beneficially owned by such fund. Also includes 5,287 shares issuable under options.

(13)	Includes 5,286 shares issuable under options.

(14)	The address of Mr. Burton and each of the Burton partnerships is 614 West Bay Street, Tampa, Florida 33606. Includes 321,548 shares held by The Burton Partnership (QP), Limited Partnership, of which Mr. Burton is the sole general partner; 107,156 shares held by The Burton Partnership, Limited Partnership of which Mr. Burton is the general partner; 301,257 shares held by South Atlantic Private Equity Fund (QP) IV, Limited Partnership, of which Mr. Burton is a general partner; 212,445 shares of common stock held by South Atlantic Private Equity Fund IV, Limited Partnership, of which Mr. Burton is general partner; 254,524 shares of common stock held by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner, of which Mr. Burton is the managing partner; and 215 shares of common stock held by Snake River Partners of which Mr. Burton is a general partner. Also includes 5,117 shares held by four Burton Family trusts of which Mr. Burton is trustee and 9,814 shares issuable under options.

(15)	The address of Mr. Davis is 5 Canoe Drive, Livingston, New Jersey 07039.

(16)	Includes 29,453 shares issuable under options.

(17)	Includes 4,652 shares held by The Martha J. Scott, Trustee FBO Mary Martha Scott U/A 6/26/91 Trust, of which Mr. Scott’s wife is trustee; 9,056 shares held by the Melissa H. Lanier 1997 GST Trust, of which Mr. Scott is trustee; 19,547 shares held by The Campbell B. Lanier, III Charitable Remainder Trust, of which Mr. Scott is trustee; and 260 shares held by Martha Jernigan Scott. Also includes 14,936 shares issuable under options.

INDEPENDENT PUBLIC ACCOUNTANTS

At the recommendation of the audit committee, the board of directors has engaged Deloitte for the fiscal year ending December 31, 2005. Representatives of Deloitte are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions from stockholders.

Fees Paid to Independent Accountant

The following table shows the fees paid or accrued by us for the audit and other services provided by Deloitte and Andersen for fiscal years 2003 and 2004.

	Deloitte
	Year ending	Year ending
	December 31, 2003	December 31, 2004
Audit Fees	$178,628	$237,415
Audit-Related Fees(1)	29,127	7,962
Tax Fees(2)	42,761	36,283
All Other Fees(3)	385,992	161,800

Total Fees	$636,508	$443,460

(1)	These fees relate primarily to due diligence pertaining to acquisitions, audits of employee benefit plans and accounting consultation for transactions.

(2)	These fees relate to tax compliance, tax advice, tax planning and tax consultation for transactions.

(3)	The fees relate to services for consultations, comfort letters and consents related to SEC registration statements and special transactions.

The audit committee is responsible for appointing, setting compensation and overseeing the work performed by Deloitte. The audit committee has adopted policies and procedures regarding the pre-approval of all audit and permissible non-audit services provided by Deloitte. Pre-approval is obtained either in advance of the engagement of Deloitte or pursuant to a pre-approval policy adopted by the audit committee. Projects are approved at the quarterly meetings of the audit committee. If a project requiring pre-approval arises between meetings, the audit committee has delegated authority to the committee chairman to provide the required pre-approval. However, such pre-approval must be presented to the entire audit committee at its next meeting. The audit committee receives a quarterly schedule of all projects and related billings currently underway with Deloitte. The audit committee also monitors the Securities and Exchange Commission’s and the Nasdaq National Market’s requirements and modifies their pre-approval process, policies and procedures as needed.

The audit committee has considered whether the provision of non-audit services by the independent accountants to us is compatible with maintaining auditors’ independence.

OTHER INFORMATION

Stockholder Proposals for the 2006 Annual Meeting

We plan to hold our 2006 Annual Meeting of Stockholders in the second quarter of 2005. Any stockholder desiring to submit a proposal for action at our 2006 Annual Meeting of Stockholders for inclusion in our proxy statement with respect to such meeting, should mail such proposal by certified mail return receipt requested to Knology, Inc., 1241 O.G.

Skinner Drive, West Point, GA 31833, Attention: Chad S. Wachter, Vice President and General Counsel. All such proposals must be received by us in writing by December 9, 2005.

Our bylaws also require that any stockholder wishing to make one or more proposals for nominations of persons to the board of directors must submit such notice to our Secretary no less than (1) 60 days prior to a meeting of stockholders to elect such directors, or (2) if less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, 15 days following the day on which such notice of the meeting was mailed or public disclosure was made. Any stockholder desiring to submit a proposal for action at our 2006 Annual Meeting of Stockholders, other than nominations of persons to the board of directors, must submit such notice to our Secretary in writing by December 9, 2005.

In addition, the proxy solicited by the board of directors for the 2006 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we are provided with notice of such proposal in writing by December 9, 2005.

Annual Reports and Exhibits

Our Annual Report on Form 10-K is enclosed with this proxy statement. The Annual Report on Form 10-K is not to be considered proxy-soliciting material except to the extent expressly incorporated by reference in this proxy statement.

Upon receipt of a written request, we will furnish to any stockholder without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, without the accompanying exhibits. A list of exhibits is included in the Form 10-K and exhibits are available from us upon the payment to us of the costs of furnishing them. Such written request should be directed to: to Chad S. Wachter, Corporate Secretary, Knology, Inc., 1241 O. G. Skinner Drive, West Point, Georgia 31833.

KNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert K. Mills and M. Todd Holt, or either of them in case the other is unable or unwilling to act, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Knology, Inc. held of record by the undersigned on March 28, 2005, at the 2005 Annual Meeting of Stockholders to be held on May 24, 2005 or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the notice of the annual meeting of stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1, and in the discretion of the proxy holder on any other matter that may properly come before the meeting and adjournment or postponement thereof.

1.	ELECTION OF CLASS III DIRECTORS:

On the proposal to elect the following Class III directors to serve for the terms indicated and until their successors are duly elected and qualified.

Director	Term
Eugene I. Davis	2008
Rodger L. Johnson	2008
Campbell B. Lanier	2008

☐      FOR ALL NOMINEES LISTED ABOVE                         ☐      WITHHOLD AUTHORITY

     To withhold authority to vote for any individual nominee write the name in the space provided:

Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.

2.	OTHER MATTERS: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

DATED:                                        , 2005

Social Security Number/Taxpayer Identification Number	Signature

Signature, if held jointly

Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.